Exhibit 10.39

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS
AND SECURITY AGREEMENT

Dated:  September     , 2012
in the amount of
$9,000,000
(the “Mortgage Amount”)

From

TEACHERS VILLAGE PROJECT A QALICB URBAN RENEWAL ENTITY, LLC,

a New Jersey limited liability company

having its principal office at:
c/o RBH Group

89 Market Street, 8th Floor

Newark, New Jersey 07102

(the “Mortgagor”)

To

GOLDMAN SACHS BANK USA,
a New York banking corporation

having an office at:
200 West Street

New York, New York 10282

(the “Mortgagee”)

LOCATION OF PREMISES:

Street Address: Halsey Street, Pearl Street, Maiden Lane

City of: Newark

County of: Essex

State of: New Jersey

Block 57,  Lot 31

Block 58, Lot 1 (f.k.a. Lots 1, 2, 4, and 41, and portions of Lots 5, 35.02, and 43)

Block 95, Lot 1.02(f.k.a. Lot 10 and portions of Lots 9 and 16)

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES, EXTENSIONS OF TIME FOR PAYMENT AND OTHER “MODIFICATIONS,” AS DEFINED IN N.J. LAWS 1985, CH. 353, IN TERMS OF SUCH OBLIGATIONS.  UPON ANY SUCH MODIFICATION, THIS MORTGAGE SHALL HAVE THE BENEFIT OF THE LIEN PRIORITY PROVISIONS OF THAT LAW.

After recording, please return to:
Jones Day
222 East 41st Street
New York, New York 10017
Attn: Aviva Yakren, Esq.

This instrument was prepared by the above named attorney.

Recital

The Mortgagor is the owner of the fee simple interest in the premises described in Exhibit A hereto.  The Mortgagor proposes to construct or rehabilitate improvements on the Premises (as defined below) and, in order to finance the construction thereof, will borrow amounts up to the Mortgage Amount (the “Loan”) from Mortgagee pursuant to a Building Loan Agreement between the Mortgagor and Mortgagee dated the date hereof (such agreement, together with any modifications and/or amendments thereof, the “Loan Agreement”).  The Mortgagor has executed and delivered to Mortgagee a certain promissory note (together with any modifications, extensions and amendments thereto hereinafter collectively referred to as the “Note”), dated the date hereof, obligating it to pay the Mortgage Amount, or so much thereof as may be advanced in accordance with the terms of the Loan Agreement.

Certain Definitions

The Mortgagor and Mortgagee agree that, unless the context otherwise specifies or requires the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms.

“Chattels” means all fixtures, fittings, appliances, apparatus, equipment, machinery and articles of personal property and replacements thereof, other than those owned by lessees, now or at any time hereafter affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment, occupancy or operation of the Improvements on the Premises.

“Events of Default” means the events and circumstances described as such in Section 2.1 hereof.

“Family Members” shall mean the spouses, parents, children and grandchildren of the partners, members or other equity interest holders in Mortgagor and any trust established for estate planning purposes for the benefit of such partners, members or other equity interest holders in Mortgagor or any of the foregoing specified family members.

“Improvements” means all structures and/or buildings, and replacements thereof, to be erected or now or hereafter located upon the Premises by the Mortgagor, including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures and/or buildings.

“Intangibles” means all “general intangibles” (as such quoted term is defined in the Uniform Commercial Code of the state wherein the Premises are located) in any way relating to the Premises and/or the Improvements and in which the Mortgagor has any interest, all licenses, trade names, good will and books and records relating to the business operated or to be operated on the premises or any part thereof, and all unearned premiums, accrued, accruing or to accrue under all insurance policies now or hereafter obtained by the Mortgagor insuring the Mortgaged Property, as hereinafter defined, and all rights and interest of the Mortgagor thereunder and all rights, claims and/or causes of action which the Mortgagor may have now or may have in the future against any party or parties with respect to the Premises, the Chattels and/or the Premises.

“Involuntary Rate” means eighteen percent (18%), but in no event to exceed the maximum rate allowed by law.

“Premises” means the premises situated in the City of Newark, County of Essex and State of New Jersey and more fully described in Exhibit A attached hereto and made a part hereof, including all of the air space, easements, rights, privileges, royalties and appurtenances thereunto belonging or in anywise appertaining, and all of the estate, right, title interest, claim or demand whatsoever of the Mortgagor therein and in the streets, alleys and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired.

“Upper Tier Entity” shall mean, individually and collectively as the context requires, (a) TRB Newark Assemblage, LLC, (b) TRB Newark TRS, LLC, (c) RBH Partners, LLC and RBH Capital, LLC.

The terms used in this Mortgage, Assignment of Leases and Rents and Security Agreement (this “Mortgage”) which are not defined above or in the text of this Mortgage shall have the meanings ascribed thereto in the Loan Agreement.

Granting Clause

NOW, THEREFORE, for the purposes of securing the payment and performance of the following obligations (collectively, all of such obligations are hereinafter referred to as the “Indebtedness”):

(i)                                     the payment of both the principal of, and the interest and any other sums payable on, the Note or under this Mortgage, together with interest thereon and any and all fees with respect thereto as may be set forth in the Note and/or the Loan Agreement, and all amounts expended by Mortgagee to maintain the lien of this Mortgage or protect any of the Mortgaged Property, including, without limitation, all amounts in respect of insurance premiums and real estate taxes, charges and assessments, reasonable litigation expenses to prosecute or defend the rights, remedies and lien of this mortgage or title to the Mortgaged Property, and any costs, charges or amounts to which Mortgagee becomes subrogated upon payment, whether under recognized principles of law or equity or under express statutory authority; and

(ii)                                  the performance and observance of all the provisions hereof and of the Note and of the Loan Agreement, including the payment of any sums advanced by Mortgagee to complete the Improvements contemplated by the Loan Agreement to the extent the aggregate of such sums and any other sums expended pursuant hereto exceed the sum of the Mortgage Amount the Mortgagor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms unto Mortgagee, all its estate, right, title and interest in, to and under any and all of the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:

(i)                                     the Premises;

(ii)                                  the Improvements:

(iii)                               the Chattels;

(iv)                              the Intangibles;

(v)                                 all rents, royalties, issues, profits, revenue, income and other benefits of the Premises and the Improvements (the “Rents”), the Master Lease (as such term is defined in the Loan Agreement), the Leases (as such term is defined in the Loan Agreement) and all leases and lettings of the Premises now or hereafter entered into and all right, title and interest of the Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, including further, the right upon the happening of an Event of Default, to receive and collect the Rents thereunder;

(vi)                              all real estate tax refunds;

(vii)                           all contracts of sale now or hereafter entered into in connection with the Premises and/or the Improvements or any part thereof and all right, title and interest of Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance of buyers of their obligations thereunder and also including the right upon the happening of an event of default thereunder to enforce the obligations of such buyers and to receive and collect the amounts deposited thereunder and any and all further amounts which may be due under such contracts of sale or due upon the consummation of such contracts of sale;

(viii)                        all right, title and interest of Mortgagor in and to all agreements, or contracts, now or hereafter entered into for the sale, leasing, brokerage, development, construction, management, maintenance and/or operation of the Premises (or any part thereof), including all moneys due and to become due thereunder, and all permits, licenses, bonds, insurance policies, plans and specifications relative to the construction and/or operation of the Improvements upon the Premises;

(ix)                              all Mortgagor’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, including, without limitation, all of Mortgagor’s rights to remain in possession of the Premises;

(x)                                 all of Mortgagor’s claims and rights to the payment of damages arising from any rejection of a lease under or pursuant to the Bankruptcy Code, 11 U.S.C. § 101 et seq.;

(xi)                              any other property and rights which are, by the provisions of any document entered into in connection with the making of the Loan (collectively, the “Loan Documents”), required to be subject to the lien hereof, and any additional property and rights that may from time to time hereafter by installation in the Improvements and/or the Premises, or by writing of any kind, or otherwise, be subjected to the lien hereof by Mortgagor or by anyone on its behalf;

(xii)                           all deposits in, and proceeds of, all operating accounts of Mortgagor maintained at Mortgagee and at Provident Bank; and

(xiii)                        all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of hazard and title insurance and condemnation awards and all rights of the Mortgagor to refunds of real estate taxes and assessments.

TO HAVE AND TO HOLD unto Mortgagee, its successors and assigns forever.

ARTICLE I

PARTICULAR COVENANTS OF THE MORTGAGOR

The Mortgagor covenants and agrees as follows:

1.1                               The Mortgagor represents and warrants that it has a good and marketable title to an indefeasible fee estate in the Premises subject to no lien, charge or encumbrance except such as are listed as exceptions to title in the title policy insuring the lien of this Mortgage; that it will own the Chattels free and clear of liens and claims; that this Mortgage is and will remain a valid and enforceable first lien on the Mortgaged Property and the exceptions referred to above; that the execution and delivery of this Mortgage and the Note has been duly authorized by the Mortgagor and that there is no provision in any document which evidences or establishes the existence of the Mortgagor requiring further consent for such action by any other entity or person; that it is duly organized, validly existing and is in good standing under the laws of the state of its formation or incorporation, as the case may be; that it has (i) all necessary licenses, authorizations, registrations, permits and approvals and (ii) full power and authority to own its properties and carry on its business as presently conducted and the execution and delivery by it of and performance of its obligations under, this Mortgage and the Note will not result in the Mortgagor being in default under any provisions of any document which evidences or establishes the existence of the Mortgagor or of any mortgage, credit or other agreement to which the Mortgagor is a party or which affects the Mortgagor or the Premises, or any part thereof; that it will preserve such title, and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all Persons and parties whomsoever.

1.2                               The Mortgagor will, at the cost of the Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage and, on demand, will execute and deliver, and hereby authorizes Mortgagee to execute and file in the name of the Mortgagor to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Mortgaged Property or any part thereof.  Mortgagor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such acts, information reports, returns and withholding of monies as shall be necessary or appropriate to comply fully, or to cause full compliance, with all applicable information reporting and back-up withholding requirements of the Internal Revenue Code of 1986, as amended (including all regulations promulgated thereunder) in respect of the Premises and all transactions related to the Premises, and will at all times upon Mortgagee’s request provide Mortgagee with satisfactory evidence of such compliance and notify Mortgagee of the information reported in connection with such compliance.

1.3                               (a)                                 The Mortgagor forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, will cause this Mortgage, the Loan Agreement and any security instrument creating a lien or evidencing the lien hereof upon the Chattels and/or the Intangibles and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

(b)                                 Subject to the right of Mortgagor to in good faith contest such claims with the applicable authority, the Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Chattels or the Intangibles, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposes, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Mortgage or any mortgage supplemental hereto, any security instrument with respect to the Chattels and/or the Intangibles or any instrument of further assurance.

1.4                               The Mortgagor will punctually pay the principal and interest and all other sums to become due in respect of the Note and the Loan Agreement at the time and place and in the manner specified in the Note, according to the true intent and meaning thereof, all in any coin or currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts and all such principal and interest due in respect of the Note and the Loan Agreement is hereby deemed an obligation due under this Mortgage.

1.5                               The Mortgagor will, so long as it is owner of the Mortgaged Property or any part thereof, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business and/or limited liability company under the laws of the state of its formation and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to the Mortgagor or to the Mortgaged Property or any part thereof.

1.6                               All right, title and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, the Mortgagor or constructed, assembled or placed by the Mortgagor on the Premises or any part thereof, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described in the granting clause hereof, but at any and all times the Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

1.7                               (a)                                 The Mortgagor, from time to time when the same shall become due and payable, will pay and discharge all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against the Mortgaged Property, or any part thereof, or upon the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof.  The Mortgagor will, upon the reasonable request of Mortgagee, deliver to Mortgagee receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against the Mortgaged Property, or any part thereof, or the revenues, rents, issues, income or profits thereof.

Mortgagee may, at its reasonable option to be exercised by thirty (30) days written notice to the Mortgagor, require the deposit by the Mortgagor, at the time of each payment of an installment of interest or principal under the Note, of an additional amount sufficient to discharge the obligations under this subsection (a) when they become due.  The determination of the amount so payable and of the fractional part thereof to be deposited with Mortgagee, so that the aggregate of such deposit shall be sufficient for this purpose, shall be made by Mortgagee in its reasonable discretion.  Such amounts shall be held by Mortgagee with interest and applied to the payment of the obligations in respect to which such amounts were deposited or, at the option of Mortgagee, to the payment of said obligations in such order or priority as Mortgagee shall determine, on or before the respective dates on which the same or any of them would become delinquent.  If one month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, the Mortgagor within ten (10) days after demand shall deposit the amount of the deficiency with Mortgagee.  Nothing herein contained shall be deemed to affect any right or remedy of Mortgagee under any provisions of this Mortgage or of any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness.

(b)                                 The Mortgagor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved, at the cost of the Mortgagor, without expense to Mortgagee.

(c)                                  Nothing in this Section 1.7 shall require the payment or discharge of any obligation imposed upon the Mortgagor by this Section so long as the Mortgagor shall in good faith and at its own expense bond such obligation, contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Premises or any part thereof to satisfy the same; provided that during such contest the Mortgagor shall, at the option of Mortgagee, provide security reasonably satisfactory to Mortgagee, assuring the discharge of the Mortgagor’s obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest; and provided further, that if at any time payment of any obligation imposed upon the Mortgagor by subsection (a) of this Section shall become necessary to prevent the delivery of a tax deed, or its equivalent, conveying the Mortgaged Property, or any part thereof, because of non-payment, then the Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or its equivalent.

1.8                               The Mortgagor will pay any and all taxes, governmental charges, fees and/or levies by reason of Mortgagee’s ownership of the Note or this Mortgage and/or resulting from the exercise by Mortgagee of any of its rights and/or remedies provided for under this Mortgage, except for income taxes of Mortgagee, and any similar gains tax law which may hereafter be enacted.  The obligations assumed by the Mortgagor pursuant to this Section 1.8 shall survive the exercise by Mortgagee of any of its rights and/or remedies under this Mortgage.

1.9                               (a)                                 Mortgagor shall keep the Premises and Chattels insured against such perils and hazards, and in such amounts and with such limits, as Mortgagee may from time to time require, and in any event will continuously maintain, at Mortgagor’s sole cost and expense, the following described policies of insurance (collectively, the “Insurance Policies”):

(i)                         During any period of construction, repair or restoration, “All Risk” Builder’s Risk insurance policy for the Project on which the work is to be executed or which is to be constructed, for the full completed value of Improvements and shall also cover material, equipment, and supplies of all kinds incident to the Improvements, in temporary structures, in vehicles, or in the open.

(ii)                      Property insurance, covering the Mortgaged Property, including 100% of the insurable replacement cost value of all tenant improvements and betterments that any agreement requires Mortgagor to insure, against all risks of loss to the Improvements customarily covered by so-called “Cause of Loss — Special Form” policies as available in the insurance market as of the closing date.  Such policy shall cover at least the following perils: building collapse, fire, flood, back-up of sewers and drains, water damage, tsunami, windstorm, earthquake, earth movement, landslide, mudslide, subsidence, acts of terrorism, impact of vehicles and aircraft, lightning, machinery breakdown, malicious mischief, and vandalism.  The policy shall cover (i) 100% of the insurable replacement cost value of the Mortgaged Property; (ii) 100% of the insurable replacement cost value of all tenant improvements and betterments that any agreement requires Mortgagor to insure; (iii) loss of the undamaged portion of the Mortgaged Property and additional expense of demolition and increased cost of construction, including, without limitation, increased costs that arise from any changes in laws or other legal requirements with respect to such restoration, in an amount as is acceptable to Mortgagee. Coverage to include replacement cost valuation, no margin clause and a waiver of coinsurance or agreed amount endorsement, and include such clauses as may be necessary to ensure that Mortgagee will not be deemed to be a co-insured thereunder.  The policy shall have no deductible more than $25,000, except as agreed to by Mortgagee, and shall be written with an unexpired term of at least one year, issued by an insurer acceptable to Mortgagee.  The policy shall also cover business interruption and/or rent loss, on an actual loss sustained basis, in an amount at least equal to 18 months of the Mortgagor’s actual or projected gross revenue, and if applicable Mortgagor’s income, with respect to tenants, at 80% occupancy during such period. The amount of such insurance shall be increased from time to time during the term of the Note as and when receipts from the Premises increase, and shall be endorsed to include an extended period of indemnity of at least 180 days. The policy shall name Mortgagee on a standard mortgagee endorsement for real property and lender loss payee endorsement for loss of income coverage on forms acceptable to Mortgagee.  With respect to property insurance sub limits and/or annual or policy-term aggregate limits applicable to any insured peril, including but not limited to earthquake, flood, named storm and any other peril that may be subject to such sub limit and/or aggregate limit, Mortgagor agrees that if the limit of insurance applicable to any insured peril is subject to an annual aggregate or a policy-term aggregate, Mortgagor will notify Mortgagee if and when applicable policy aggregate limits are eroded due to incurred losses by 50% or more of applicable limits during the term of the loan, and further, that Mortgagor, as commercially reasonable, (as agreed to between the Mortgagor and Mortgagee), will immediately cause the aggregate limits to be restored to 100% of the pre-loss aggregate limit;

(iii)                   Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property (such coverage to include provisions waiving subrogation against the Authority and the Purchaser), including coverage for: (i) commercial general liability insurance; (iii) umbrella liability insurance,  Liability insurance shall be in the so-called “occurrence” form and shall provide coverage in amounts not less than $25,000,000 per occurrence and $25,000,000 in the annual aggregate.  All Liability Insurance shall name Mortgagee as an “Additional Insured”, including both on-going and completed operations, by endorsements satisfactory to Mortgagee;

(iv)                  Worker’s Compensation and Employer’s Liability insurance shall be provided in accordance with the requirements of the laws of New Jersey.

(v)                     During any period of construction Mortgagor shall provide or ensure that the following coverage is maintained:

(A)                               “Special Perils” builders’ all risk insurance written in “100% builders risk completed value, non-reporting form”, including coverage therein for “completion and/or premises occupancy”, such insurance to be in the amounts and terms specified in subparagraph (ii) above, plus, (1) coverage for all materials which will become a part of the new building, whether at the construction site, stored elsewhere, or in transit; (2) soft costs coverage including 100% of the loan interest, and coverage for recurring expenses including but not limited to plans, specifications, blueprints and models, real estate taxes, real estate commissions, advertising, architectural and engineering supervisory costs, legal and accounting costs, and delayed completion business income/rental interruption (if any) on an actual loss sustained basis; (3) provide for permission for partial occupancy.

(B)                               Mortgagor shall ensure that the general contractor for this project maintains (i) commercial general liability coverage, including products and completed operations coverage, containing no EIFS (Exterior Insulation Finish System) exclusion with respect to this project if the project will use EFIS, that shall be continuously renewed for the statutory period during which claims can be made following completion of the project, (ii) automobile liability insurance (including owned, hired and non-owned liability) and (iii) umbrella/excess liability insurance with no less than $25,000,000 in limits per occurrence and in the annual aggregate per project or $50,000,000 if aggregates are shared among multiple projects, and in addition all trade contractors shall provide similar liability insurance coverage with umbrella liability limits that are commensurate with the risks presented by their operations at the site as determined by the general contractor, provided that any crane subcontractor shall provide limits of at least $10,000,000 or such other amount as is acceptable to Mortgagee.  All parties engaged in work on the Improvements or on any restoration shall maintain any workers’ compensation and employer’s liability insurance required by law in force for all workers on the job. A certificate of insurance shall be issued to Mortgagee, naming Mortgagee as Additional Insured (except with respect to workers’ compensation and employer’s liability), and evidencing all insurance required in this subsection.  Mortgagee shall be named as Additional Insured with respect to general contractor’s ongoing operations and completed operations by endorsements satisfactory to Mortgagee.  Such insurance shall be primary and any other insurance maintained by the additional insured shall be excess only and not contributing with this insurance.

(C)                               Contractor’s Pollution Legal Liability Insurance for the entire term of the construction project, in a minimum amount of $5,000,000, and including coverage for mold. Such policy shall name Mortgagee as Additional Insured on a form acceptable to Mortgagee.

(D)                               Architects and Engineers Professional Liability Insurance.  Mortgagor shall cause the Architect and Engineers to obtain and maintain Architect’s and Engineer’s Professional Liability Insurance during the period commencing on the date of the Architect’s agreement or the date of contract with the engineers, respectively, and continuously renewing for a period no less than the statute of limitations in the state where the project is located during which claims can be made after substantial completion.  Such insurance shall be in an amount equal to at least $3,000,000 per claim and in the annual aggregate, or such other amount acceptable to Mortgagee.  Any subcontractor to the Architect shall maintain such insurance in an amount not less than $1,000,000 per claim and in the annual aggregate or such other amount acceptable to Mortgagee.

(vi)                  Borrower shall maintain environmental insurance covering unknown environmental hazards in an amount not less than $10,000,000 per discovery and in the Aggregate.  Such coverage shall identify Mortgagee as an “Additional Named Insured” through an endorsement satisfactory to Mortgagee.  The carrier shall agree that the policy rights for the project shall be automatically assigned to Mortgagee, with no further action required by any person, if control of the Mortgaged Property passes to Mortgagee or to any of their respective designees as the direct or indirect result of an event of default or as the direct or indirect result of the enforcement of any rights or remedies of Mortgagee hereunder or under any of the Loan Documents (including, without limitation, the transfer of the property and/or Improvements or any interest therein to Mortgagee or its designee through foreclosure, by deed-in-lieu of foreclosure or otherwise);

(vii)               Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements (without exclusion for explosions or testing procedures), in an amount at least equal to the outstanding principal amount of the Note or $5,000,000, whichever is less;

(viii)            If the Premises, or any part thereof, are located in an area that has been identified by the Federal Emergency Management Agency as being located in a special flood hazard area, Mortgagor will keep, for as long as any Indebtedness remains unpaid, the Improvements covered by flood insurance in an amount equal to the lesser of (A) the full replacement cost of the Premises or (B) the maximum limit of coverage available for the Premises under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may have been or may hereafter be amended or modified (and any successor act thereto); and

(ix)                  Such other types and amounts of insurance coverage as shall be reasonably requested by Mortgagee and are customarily (A) maintained by owners or operators of properties similarly situated to the Premises, or (B) required by institutional lenders in like transactions.

(b)                                 Each of the Insurance Policies shall be endorsed to name Mortgagee and its successors and assigns as mortgagee or lender loss payee, with loss greater than $250,000.00 payable to Mortgagee and its successors and assigns, without contribution or assessment, pursuant to a standard first mortgage endorsement in the form of, or substantially equivalent to, the standard mortgagee or lender loss payee endorsement used in the State of New Jersey, provided that with respect to liability insurance or other policies of insurance required hereunder where a mortgagee or lender loss payee endorsement is not available, Mortgagee shall, to the fullest extent available, be named as an additional insured in any such Insurance Policies.  All Insurance Policies and endorsements required pursuant to this Section 1.9 shall be fully paid as premiums are due and contain such provisions and expiration dates and be in such form and amounts as indicated above and shall be issued by an insurance company authorized to sell insurance in the State of New Jersey, and having an A.M. Best General policyholders’ rating of A or better and a financial size category of 8 or better.  Without limiting the foregoing, each policy shall specifically provide that (A) such policy may not be cancelled except upon thirty (30) days’ prior written notice to Mortgagee and that no act or thing done by Mortgagor shall invalidate the policy as against Mortgagee and (B) any and all insurance proceeds will be paid to Mortgagee so long as Mortgagee certifies to the insurer that the unpaid Indebtedness exceeds the proceeds of insurance.  Each policy shall provide a waiver of any right of subrogation of the insurers thereunder against any Person insured under such policy, and a waiver of any right of the insurers to any set off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Person insured under such policy; and each policy shall provide such other terms and provisions as any owner or operator of facilities similar to the Mortgagor’s would, in the prudent management of its properties, require to be provided in policies, binders or interim insurance contracts with respect to facilities similar to the Project or the collateral owned or operated by it.  At least thirty (30) days prior to the expiration of any such policy, the Mortgagor shall furnish Mortgagee with evidence that such policy has been renewed or replaced, in formats acceptable to Mortgagee.  Mortgagor shall provide copies of all renewal or replacement policies within 60 days of the renewal date.  Mortgagor shall assign and deliver the Insurance Policies to Mortgagee and Mortgagee shall have and hold said Insurance Policies as collateral and further security for the payment of the Indebtedness until the full payment of the Indebtedness, or, if reasonably acceptable to Mortgagee, certificates of such policies together with such other information regarding such policy as Mortgagee shall reasonably require.  In addition, from time to time, upon occurrence of any change in the use, operation or value of the Premises, or in the availability of insurance in the area in which the Premises are located, Mortgagor shall, within twenty (20) days after reasonable demand by Mortgagee, take out such additional amounts and/or such other kinds of insurance as Mortgagee may require. The Insurance Policies delivered by Mortgagor to Mortgagee on the date hereof shall be deemed acceptable to Mortgagee.

(c)                                  Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.9, unless Mortgagee is included thereon as a named insured with loss payable to Mortgagee under the standard mortgage endorsement of the character above described.  Mortgagor shall immediately notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the policy or policies of such insurance.

(d)                                 Mortgagor shall give Mortgagee prompt written notice of any damage to, or destruction of, the Improvements, or any part thereof, or of any other casualty or loss at or affecting the Premises or the Chattels, and Mortgagee shall have the right to approve the adjustment of any insurance claim in respect of any such damage, destruction, casualty or loss in excess of $250,000.  To the fullest extent permitted by applicable law, the proceeds of any insurance coming into the possession of Mortgagee in respect of any damage, destruction, casualty or loss shall not be deemed trust funds, and Mortgagee shall have the option, in its sole discretion, to apply any insurance proceeds it may receive pursuant hereto or otherwise to the payment of the Indebtedness, or to allow all or a portion of such proceeds to be used for the restoration of the Mortgaged Property.  In the event any such insurance proceeds shall be used to reduce the Indebtedness, the same shall be applied by Mortgagee, after the deduction therefrom and repayment to Mortgagee of any and all costs incurred by Mortgagee in the recovery thereof (including reasonable attorneys’ fees and disbursements), in any manner it shall designate, including, but not limited to, the application of such proceeds to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity, such that the regular payments, if any, under the Note shall not be reduced or altered in any manner.  Any prepayment of the Note from the proceeds of insurance shall be without prepayment premium.  Notwithstanding the foregoing, if the Improvements have been damaged or destroyed, Mortgagee shall allow Mortgagor to use any such insurance proceeds for the restoration of the Improvements, provided that Mortgagee shall reasonably determine that the restoration of the Improvements can be completed prior to the Maturity Date (as defined in the Note) of the Note, and that insurance proceeds shall be sufficient to complete the restoration, or if the amount of such insurance proceeds shall be insufficient to complete such restoration, Mortgagor deposits with Mortgagee an amount equal to the difference between the estimate of the Architect (as hereinafter defined) (as derived in accordance with subsection (e) below) of the cost of such restoration and the insurance proceeds received.

(e)                                  Unless the Indebtedness is paid in full to Mortgagee within thirty (30) days of the date of any damage, destruction, loss or other casualty to the Improvements, and provided that casualty insurance proceeds are made available to Mortgagor, Mortgagor shall promptly commence and diligently continue to perform the repairs, restoration and rebuilding of the portion of the Improvements so damaged or destroyed (hereinafter the “Work”) so as to restore the Improvements and Chattels in full compliance with all legal requirements and so that the Mortgaged Property shall be at least equal in value and general utility as they were prior to such damage or destruction, and if such damage or destruction, in the reasonable judgment of Mortgagee, shall exceed Two Hundred Fifty Thousand ($250,000) Dollars (hereinafter, collectively “Major Work”), Mortgagor shall, prior to the commencement of the Major Work, furnish to Mortgagee for its approval:  (1) complete plans and specifications for the Major Work, with satisfactory evidence of the approval thereof (i) by all governmental authorities whose approval is required and (ii) by Borrower’s Architects (as defined in the Loan Agreement) or other architect satisfactory to Mortgagee (hereinafter, the “Architect”) and which shall be accompanied by the Architect’s signed estimate, bearing the Architect’s seal, of the entire cost of completing the Major Work; and (2) certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of the Major Work.  Mortgagor shall not commence any of the Major Work until Mortgagor shall have complied with applicable requirements referred to in this subsection (e), and after commencing the Major Work, Mortgagor shall perform the Major Work diligently and in good faith in accordance with the plans and specifications referred to in this subsection (e), if applicable.

(f)                                   If the insurance proceeds, less the cost, if any, to Mortgagee of such recovery and of paying out such proceeds (including reasonable attorneys’ fees and costs allocable to inspecting the Work and the plans and specifications therefor) should be paid towards restoration of the Improvements and Chattels or if such insurance proceeds are applied toward such restoration, then such insurance proceeds shall be applied by Mortgagee to the payment of the cost of the Work and shall be paid out from time to time to Mortgagor and/or, at Mortgagee’s option, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials for the Work, as said Work progresses except as otherwise hereinafter provided, but subject to the following conditions, any of which Mortgagee may freely waive, at Mortgagee’s sole discretion:

(i)                         If the Work to be done is Major Work, as determined by Mortgagee, the Architect shall be in charge of such Major Work;

(ii)                      Each request for payment shall be made on fifteen (15) days prior notice to Mortgagee and shall be accompanied by a certificate of the Architect if one is required under subsection (e) above, otherwise by a certificate of an officer of Mortgagor, stating (A) that all of the Work completed has been done in compliance with the approved plans and specifications, if any be required under said subsection (e) above, and in accordance with all provisions of law; (B) the sum requested is justly required to reimburse Mortgagor for payments by Mortgagor to, or is justly due to, the contractor, subcontractor, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums, if any, previously paid out by Mortgagee does not exceed the value of the Work done to date of such certificate, and (C) that the amount of such proceeds and other deposits remaining in the hands of Mortgagee will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Mortgagee may require an estimate of the cost of such completion);

(iii)                   Each request shall be accompanied by waivers of liens satisfactory to Mortgagee covering that part of the Work previously paid for, if any, and by a search prepared by the title company which insured the lien of the Mortgage or by other evidence satisfactory to Mortgagee, that there has not been filed with respect to the Premises or any part thereof any mechanic’s lien or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record and that there exist no encumbrances on or affecting the Premises or any part thereof or any part of the other Mortgaged Property, other than the Other Mortgages (as hereinafter defined);

(iv)                  The request for any payment after the Work has been completed shall be accompanied by a copy of all certificates, permits, licenses, waivers and/or other documents required by law to render occupancy of the Premises legal; and

Upon completion of the Work and payment in full therefor, or upon failure on the part of Mortgagor to commence, as provided in Section 1.9(e) above, or diligently to continue the Work, or at any time upon request by Mortgagor, Mortgagee may apply the amount of any such proceeds then or thereafter in the hands of Mortgagee to the payment of the Indebtedness; provided, however, that nothing herein contained shall prevent Mortgagee from applying at any time the whole or any part of such proceeds to the curing of any default after expiration of applicable notice and cure periods under this Mortgage, the Note or any other Loan Documents.

(g)                                  Notwithstanding the foregoing, provided no Event of Default exists hereunder, Mortgagee shall allow the use of such proceeds for the restoration of the “Improvements”, as defined in the Loan Agreement and Chattels, provided Mortgagee and “Construction Consultant,” as such term is defined in the Loan Agreement, determine that the amount of such insurance proceeds plus the undisbursed portion of the Loan for “Direct Costs”, as defined in the Loan Agreement, and any available equity or other funds of the Mortgagor shall be sufficient to complete the Improvements on or before the “Completion Date”, as defined in the Loan Agreement.  In the event Mortgagee shall allow the use of such proceeds for the restoration of the “Improvements,” as defined in the Loan Agreement, the Mortgagor shall diligently prosecute completion of the Improvements in accordance with the terms of the Loan Agreement, and the insurance proceeds and/or the amount of any such deposits shall be disbursed to Mortgagor under the same terms and conditions for the advancing of loan proceeds under the Loan Agreement except that if the damage is less than $250,000.00, then the proceeds shall be disbursed to Mortgagor in one advance upon completion of the restoration; amounts not required for such purposes shall be applied, at Mortgagee’s option, to the prepayment of the Note and to interest, if any, accrued and unpaid thereon in such order and proportions as Mortgagee may elect.  In the event that such proceeds are reasonably determined by Mortgagee to be inadequate, Mortgagee shall receive from Mortgagor a cash deposit equal to the excess of said estimated cost of restoration over the amount of said available proceeds.  If the conditions for the advance of insurance proceeds for restoration set forth above are not satisfied within sixty (60) days of Mortgagee’s receipt thereof or if the actual restoration shall not have been commenced within such period, each Mortgagee shall have the option at any time thereafter to apply such insurance proceeds to the payment of the Note and to interest, if any, accrued and unpaid thereon in such order and proportions as Mortgagee may elect.

(h)                                 Notwithstanding the foregoing, the Mortgagor shall comply with all insurance requirements contained in the Loan Agreement, and in the case that this Section 1.9 conflicts with the insurance requirements contained in the Loan Agreement, the requirements set forth in the Loan Agreement shall control.

1.10                        If the Mortgagor shall fail to perform any of the covenants contained in Section 1.1, 1.3, 1.7, 1.8, 1.9, 1.12 or 1.15, Mortgagee may make advances to perform the same on Mortgagor’s behalf, and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby.  The Mortgagor will repay on demand all sums so advanced on its behalf with interest at the Involuntary Rate.  The provisions of this Section 1.10 shall not prevent or delay any default in the observance of any covenant contained in said Section 1.1, 1.3, 1.7, 1.8, 1.9, 1.12 or 1.15 from constituting an Event of Default.

1.11                        (a)                                 The Mortgagor will keep adequate records and books of account in accordance with generally accepted accounting principles and will permit Mortgagee, by its respective agents, accountants and attorneys, to visit and inspect the Premises and examine its records and books of account and to discuss its affairs, finances and accounts with the officers of the Mortgagor, at such reasonable times as may be requested by Mortgagee.

(b)                                 The Mortgagor will deliver to Mortgagee with reasonable promptness, but in no event later than ninety (90) days after the close of its fiscal year, an audited balance sheet and statement of profit and loss setting forth in each case, in comparative form, figures for the preceding year.  Throughout the term of this Mortgage, the Mortgagor, with reasonable promptness, will deliver to Mortgagee such other information with respect to the Mortgagor as Mortgagee may reasonably request from time to time.  All financial statements of the Mortgagor shall be prepared in accordance with generally accepted accounting principles, shall be delivered in duplicate, and shall be accompanied by the certificate of a principal financial or accounting officer of the Mortgagor, dated within five (5) business days of the delivery of such statements to Mortgagee, stating that he knows of no Event of Default, nor of any default which after notice or passage of time or both would constitute an Event of Default, which has occurred and is continuing, or, if any such default or Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and what action the Mortgagor has taken or proposes to take with respect thereto, and, except as otherwise specified, stating that the Mortgagor has fulfilled all its obligations under this Mortgage which are required to be fulfilled on or prior to the date of such certificate.

(c)                                  The Mortgagor, within five (5) days after request therefor, shall furnish a written statement duly acknowledged of the amount due whether for principal or interest on the

Note and whether any offsets, counterclaims or defenses exist against Mortgagee or the Indebtedness or any part thereof.

1.12                        The Mortgagor will not commit any waste on the Mortgaged Property, or any part thereof, or make any change in the use of the Mortgaged Property, or any part thereof, which will in any material way increase any ordinary fire or other hazard arising out of construction or operation.  The Mortgagor will, at all times, maintain the Improvements in good operating order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end.

1.13                        The Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises, or any part thereof, will notify Mortgagee of the pendency of such proceedings.  Mortgagee may participate in any such proceedings and the Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit such participation.  In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Mortgagee.  Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid subject to Mortgagor’s consent, which shall not be unreasonably withheld.  In any such condemnation proceedings Mortgagee may be represented by counsel selected by Mortgagee.  The proceeds of any award or compensation so received shall, at the option of Mortgagee, either be applied toward the payment of the Indebtedness, notwithstanding the fact that the Indebtedness may not then be due and payable, or to the restoration of the Improvements.  In the event that any portion of the condemnation awards or compensation shall be used to reduce the Indebtedness, the same shall be applied by Mortgagee in any manner it shall designate, including, but not limited to, the application of such award or compensation to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity such that the regular payments under the Note shall not be reduced or altered in any manner.  The Mortgagor, upon request by Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Mortgagee free and clear of any liens, charges or encumbrances of any kind or nature whatsoever.  Mortgagee shall not be limited to the interest paid on the proceeds of any award or compensation, but shall be entitled to the payment by the Mortgagor of interest at the applicable rate provided for in the Note.

1.14                        (a)                                 The Mortgagor will not (i) execute an assignment of the rents, or any part thereof, from the Premises, except pursuant to the Other Mortgages, (ii) terminate or consent to the cancellation or surrender of any lease of the Premises, or any part thereof, now existing or hereafter to be made, other than in the ordinary course of business with respect to Residential Leases (as such term is defined in the Loan Agreement), (iii) modify or amend or consent to the modification or amendment of any other lease or sublease of the Premises, or any part thereof, now existing or hereafter to be made, other than in the ordinary course of business with respect to Residential Leases, or (iv) accept prepayments of any installments of rents to become due under such leases, except prepayments in the nature of security for the performance of the lessees thereunder, in any other manner materially impair the value of the Mortgaged Property or the security of this Mortgage without the written consent of Mortgagee, which consent shall not be unreasonably withheld.

(b)                                 Except for Residential Leases executed in the standard form previously approved by Mortgagee and the Master Lease and the Leases, the Mortgagor will not execute any lease of all or any portion of the Premises, without first obtaining the written consent of Mortgagee, and will at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all such approved leases, on the part of the lessor thereunder to be kept and performed and will at all times do all things necessary to compel performance by the lessee under each lease of all obligations, covenants and agreements by such lessee to be performed thereunder.  Any and all Leases entered into shall, unless otherwise consented to by Mortgagee in writing, be subject and subordinate to the terms of this Mortgage.  All Leases entered into shall provide, and if any Residential Lease provide, for the giving by the lessee thereunder of certificates with respect to the state of such Leases, and Mortgagor shall exercise its right to request such certificates within ten (10) business days of any demand thereof by Mortgagee.  Mortgagor shall furnish to Mortgagee, within ten (10) business days after a request by Mortgagee to do so, an executed counterpart of all such Leases. All lessees under such Leases shall execute such estoppel certificates, subordinations, attornments and other agreements as Mortgagee may require. Under no circumstances shall Mortgagee be liable for any obligation to pay any leasing commission, brokerage fee or similar fee or charge in connection with any Lease nor shall Mortgagee be obligated to complete any Improvements for the benefit of any lessee.

(c)                                  The Mortgagor shall furnish to Mortgagee, within fifteen (15) business days after a request by Mortgagee to do so, a written statement containing the names of all lessees of the Premises, the terms of their respective leases, the space occupied and the rentals payable thereunder.

1.15                        The Mortgagor will cause the Improvements to be constructed substantially in accordance with the terms of the Loan Agreement, will prosecute such construction with due diligence, and will comply with the covenants made by it in the Loan Agreement, all of which are incorporated herein by reference as though set forth herein, and will permit no “Event of Default”, as therein defined, to occur thereunder.

1.16                        To the extent not so provided by applicable law each lease of the Premises, or of any part thereof, shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for by law or by this Mortgage, the lessee thereunder will, upon request of any person succeeding to the interest of the Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease, provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said lease or (ii) any amendment or modification of the lease made without the consent of Mortgagee or such successor in interest.  Each lease shall also provide that, upon request by said successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

1.17                        In the event any payment provided for herein or in the Note shall become overdue for a period in excess of fifteen (15) days, a late charge of five (5) cents for each dollar so overdue shall become immediately due to Mortgagee for the purpose of defraying the expenses incident to handling such delinquent payment, and such charge shall be deemed to be part of the Indebtedness and therefore secured by the lien of this Mortgage. Late charges shall be payable with the next installment of principal and/or interest due under the Note.

1.18                        [RESERVED.]

1.19                        The Mortgagor agrees that it shall indemnify and hold Mortgagee harmless against any loss or liability, cost or expense, including, without limitation, any judgments, reasonable attorneys’ fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging priority over the lien of this Mortgage.

1.20                        The Mortgagor expressly covenants and agrees to pay in full the reasonable fees and expenses of Mortgagee’s counsel, promptly upon receipt of a statement therefor, which are incurred prior to and after the date hereof and which fees and expenses arise in connection with any matter incidental to the loan which is evidenced by the Note and secured by this Mortgage.

1.21                        The Mortgagor hereby represents, warrants, covenants and agrees that other than as set forth in the Environmental Report (as defined in the Loan Agreement), to the best of Mortgagor’s knowledge after due inquiry, the Premises and the Improvements comply and shall hereafter comply with all laws, rules, regulations and ordinances of the state and the local governmental authorities where the Premises are located and the United States of America relating to the storage, use, disposal, generation, transportation, and/or treatment of hazardous, toxic and/or radioactive matter and/or waste, including without limitation asbestos (collectively “Toxic Materials”).  If the presence of Toxic Materials on the Premises or in any Improvements has resulted in, and/or shall hereafter result in (a) contamination or deterioration of water or soil to a level of contamination greater than the levels permitted or established by any governmental agency or authority having jurisdiction over such contamination, (b) the termination or modification of any permit or authorization as to the use and/or occupancy of the Premises or Improvements and/or (c) the inability to obtain or maintain insurance policies satisfactory to Mortgagee, then the Mortgagor covenants and agrees to promptly take any and all action necessary to clean up such contamination to the extent required by any such governmental agency or authority and/or issuer of an insurance policy. The Mortgagor covenants and agrees to indemnify Mortgagee and any affiliate or nominee of Mortgagee and hold Mortgagee and any affiliate or nominee of Mortgagee harmless from any and all liabilities, losses, costs and/or expenses arising out of and/ or resulting from the existence and/or the removal of any Toxic Materials at, on, and/or in the Premises or any part or parts thereof or the Improvements or any part or parts thereof and/or the effects of any such Toxic Materials located at, on and/or in the Premises or any part or parts thereof or the Improvements or any part or parts thereof except for matters caused by Mortgagee.  The foregoing indemnity shall survive any foreclosure sale of the Premises and any delivery by the Mortgagor and the acceptance by Mortgagee of a deed in lieu of foreclosure of the Premises.

1.22                        Mortgagor will not consent to, join in, permit or allow any change in the zoning laws or ordinances relating to or affecting the Premises, and will promptly notify Mortgagee of any changes to the zoning laws affecting the Premises of which it has received written notice thereof.

1.23                        Except for the Other Mortgages, the Master Lease, the Leases and the Residential Leases, Mortgagor will not, directly or indirectly, transfer, mortgage, convey, sell, assign, lease, pledge or encumber the Mortgaged Property, or any part thereof or any direct or indirect interest therein, without the express prior written consent of Mortgagee.  Mortgagor shall not, directly or indirectly, create, incur, assume or suffer to exist any liability for indebtedness (including subordinated indebtedness), whether secured or unsecured, except indebtedness due with respect to the Loan.  Neither the structure of Mortgagor nor the direct or indirect ownership of Mortgagor may be changed from that existing on the date hereof, nor may Mortgagor consolidate with, be acquired by, or merge into or with any Person (as defined in the Loan Agreement), without the express prior written consent of Mortgagee.  Mortgagor shall not change the management structure of the Mortgagor or the Premises, nor shall Mortgagor enter into any management and/or leasing agency or similar agreements with respect to the Premises without the prior written consent of Mortgagee.  Notwithstanding anything contained herein in or in the Loan Documents to the contrary, the following transfers shall be permitted hereunder: (a) the direct or indirect transfer in any Upper Tier Entity to one or more Family Members for estate planning purposes, provided that the transferor of any such interest shall at all times retain all decision-making authority with respect to such transferred interest, including all voting and consent rights with respect thereto, (b) the direct or indirect transfer, in one or a series of transactions, in any Upper Tier Entity; provided, however, that as a condition to each such transfer set forth in (a) or (b) above: (i) Mortgagee shall receive not less than thirty (30) days prior written notice with respect to any direct transfer by an Upper Tier Entity of its direct interests in RBH-TRB Newark Holdings LLC, including, without limitation, the name of the proposed transferee and the date the transfer is expected to be effective, and Mortgagee shall be informed of any indirect transfer of any interests in the direct or indirect constituent members of any Upper Tier Entity which such Upper Tier Entity receives, or has the right to consent to, pursuant to its organizational documents, by such Upper Tier Entity delivering notice thereof to Mortgagee, (ii) the transferee must be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury and must not be listed on any restricted list published by the Federal Government of the United States of America, (iii) at all times Nicolas Berggruen shall continue to own (legally and beneficially), directly or indirectly, no less than a forty percent (40%) interest in RBH Partners, LLC, and (iv) at all times Ron Beit-Halachmy shall (A) continue to control, directly or indirectly, Mortgagor, and (B) continue to own (legally and beneficially), directly or indirectly, no more than a twenty-five percent (25%) interest in Mortgagor.

1.24                        In the event of any sale, conveyance, transfer, pledge or further encumbrance, by operation of law or otherwise, of all or any part of the Mortgaged Property, of any interest therein, or in the event of any change in the ownership or composition of Mortgagor, or (except for the Other Mortgages) any further assignment of rents from the Mortgaged Property, or (except for the Master Lease, the Leases or the Residential Leases) any lease of all or substantially all of the Mortgaged Property, the Premises or the Improvements, without the prior written consent of Mortgagee, then, at Mortgagee’s option (and in addition to any other rights Mortgagee may have pursuant to the terms of this Mortgage), Mortgagee may declare that portion of the Loan secured by this Mortgage to be due and payable immediately, and upon such declaration such portion shall immediately become and be due and payable without demand or notice.  Mortgagee’s consent shall be within its sole and absolute discretion, and Mortgagee specifically reserves the right to condition its consent upon (by way of illustration but not by way of limitation) its approval of the financial and/or management ability of the purchaser, transferee, lessee, pledge or assignee, upon an agreement to escalate the interest rate of the Note to Mortgagee’s then current interest rate for similarly situated properties, upon the assumption of the obligations and liabilities of the Note and this Mortgage by the purchaser, transferee, lessee, pledge or assignee, upon the receipt of guarantees of the Loan satisfactory to Mortgagee and/or additional collateral satisfactory to Mortgagee and upon payment to Mortgagee of an assumption fee.  Mortgagor covenants and agrees that it shall not take any of the actions, or suffer any of the events, that would be a cause for acceleration of the portion of the Loan secured by this Mortgage pursuant to this Section, without the prior written consent of Mortgagee.  Any purchaser, transferee, lessee, pledge or assignee referred to above shall be deemed to have assumed and agreed to pay the portion of the Loan secured by this Mortgage and to have assumed and agreed to be bound by the terms and conditions of this Mortgage (including, without limitation, the terms of this Section 1.24) unless Mortgagee specifically agrees in writing to the contrary.  Mortgagor agrees that, in the event ownership of all or any part of the Mortgaged Property becomes vested in a person other than Mortgagor, Mortgagee may, without notice to the Mortgagor, deal in any way with such successor or successors in interest with reference to this Mortgage, the other Loan Documents and the indebtedness, without in any way vitiating or discharging Mortgagor’s liability with respect thereto.  No sale, conveyance, transfer, pledge, encumbrance, assignment or lease referred to above, and no forbearance, extension or assumption by or to any person with respect to the Indebtedness or any of the Loan Documents, shall operate to release, discharge, modify, change or affect the liability of Mortgagor either in whole or in part, unless Mortgagee specifically agrees in writing to the contrary.

ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

2.1                               If one or more of the following Events of Default shall happen, that is to say:

(a)                                 if (i) default shall be made in the payment of any interest due under the Note, or in the payment of any installment of principal due under the Note, in either such case, when and as the same shall become due and payable, and such default shall have continued for a period of five (5) days or (ii) default shall be made in any other payment of the principal of the Note, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, in each case, as in the Note and this Mortgage provided or (iii) default in the payment of any other Indebtedness due to Mortgagee under this Mortgage and such default shall have continued for a period of five (5) days after written notice thereof, or (iv) default shall be made in the payment of any tax required by Section 1.7 to be paid and said default shall have continued for a period of five (5) days after written notice thereof; provided, however, that if Mortgagor, within any twelve (12) month period, shall fail to make more than two (2) such payments by their due dates, said five (5) day period shall become null and void and of no further force or effect and failure to make payment shall become an immediate Event of Default, or

(b)                                 if default shall be made in the due observance or performance of any covenant or agreement on the part of the Mortgagor contained in Section 1.1, 1.3, 1.8, or 1.9, and such default shall have continued for a period of thirty (30) days after written notice thereof shall have been given to the Mortgagor by Mortgagee.  For the purposes of this clause if any representation made in Section 1.1 shall be incorrect, it shall be deemed to be a default; or

(c)                                  if default shall be made in the due observance or performance of any other covenant or condition on the part of the Mortgagor in the Note, the Loan Agreement or in this Mortgage contained, and such default shall have continued for a period of thirty (30) days after written notice specifying such default and demanding that the same be remedied shall have been given to the Mortgagor by Mortgagee; provided, however, that if, in Mortgagee’s sole judgment, said failure to comply is not capable of being cured within said thirty (30) day period and is not curable by the payment of money, then the Mortgagor shall have such additional time as Mortgagee deems reasonably necessary to cure such failure (but in no event will such additional time exceed ninety (90) days after the initial notice of such default) provided that (i) Mortgagor promptly proceeds to commence curing said failure to comply upon receipt of notice of said failure from Mortgagee, (ii) in the sole judgment of Mortgagee, Mortgagor thereafter diligently and continuously proceeds to cure said failure so as to cure said failure in the shortest time possible, (iii) such additional time to cure does not materially impair any rights and/or remedies of Mortgagee and will not adversely affect the completion of the Improvements by the Completion Date and (iv) the Mortgagor furnishes to Mortgagee, upon demand of Mortgagee, such documents and information with respect to Mortgagor’s curing of said failure to comply, as Mortgagee may reasonably request; or

(d)                                 if by the order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Mortgaged Property, or any part thereof, or of the Mortgagor shall be appointed and such order shall not be discharged or dismissed within ninety (90) days after such appointment; or

(e)                                  if the Mortgagor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Mortgagor or of any substantial part of its property, or if the Mortgagor shall make any general assignment for the benefit of creditors, or if the Mortgagor shall fail generally to pay its debts as such debts become due, or if the Mortgagor shall take any action in furtherance of any of the foregoing; or

(f)                                   if any of the creditors of the Mortgagor shall commence against the Mortgagor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and if such case shall not be discharged or dismissed within ninety (90) days after the date on which such case was commenced; or

(g)                                  if final judgment for the payment of money in excess of $50,000 in the aggregate shall be rendered against the Mortgagor and the Mortgagor shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

(h)                                 except with respect to the Other Mortgages, if any sale, conveyance, transfer, pledge or further encumbrance, by operation of law or otherwise, of all or any part of the Mortgaged Property, of any interest therein, or in the event of any change in the ownership or composition of Mortgagor, or any further assignment of rents from the Mortgaged Property (except for the Other Mortgages), or any lease of all or substantially all of the Mortgaged Property (except for the Master Lease, the Residential Leases and the Leases), the Premises or the Improvements, shall occur, without the prior written consent of Mortgagee; or

(i)                                     if Mortgagor shall fail to maintain its legal existence in good standing in its state of formation; or

(j)                                    if the Mortgagor defaults beyond any applicable notice and cure periods under any other agreement with Mortgagee; or

(k)                                 if any easement over, across, under or otherwise affecting the Mortgaged Property or any portion thereof shall be granted or released without Mortgagee’s prior written consent or if there shall be a default by Mortgagor under any easement, covenant or restriction affecting the Premises or any portion thereof or if any easement in favor of the Premises or any portion thereof shall be terminated or modified; or

(l)                                     except with respect to the Other Mortgages, if Mortgagor shall assign any lease or the rents from any lease for all or a part of the Premises other than the Other Mortgages, without the prior written consent of Mortgagee, or shall enter into, amend, extend, renew, abridge or otherwise modify, any lease, or shall cancel or consent to the cancellation or surrender of any lease unless in the ordinary course and in accordance with reasonably prudent management practice, or shall in any other manner materially impair the security of Mortgagee for the payment of the debt secured by this Mortgage; or

(m)                             if Mortgagor incurs any additional indebtedness, with the exception of the Loan and trade payables customarily incurred in the ordinary course of business without the prior written consent of Mortgagee; or

(n)                                 if the Mortgaged Property or any material part thereof shall be condemned; or

(o)                                 if any material adverse change in the Mortgagor, any Guarantor, or the Mortgaged Property shall occur; or

(p)                                 if any person or entity having or claiming an interest in the Mortgagor or the Mortgaged Property commences an action or proceeding against the Mortgagor, the Mortgaged Property or any person or entity having or claiming an interest in the Mortgagor or the Mortgaged Property and such action or proceeding shall be finally determined in a manner that adversely affects Mortgagee’s rights, remedies and/or position hereunder, then and in every such case:

(I)                                   During the continuance of any such Event of Default, Mortgagee, by written notice given to the Mortgagor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest thereon together with all other Indebtedness, to be due and payable immediately, and upon any such declaration the principal of the Note, said accrued and unpaid interest thereon and all other Indebtedness shall become and be immediately due and payable, anything in the Note, in this Mortgage or in the Loan Agreement to the contrary notwithstanding;

(II)                              During the continuance of any such Event of Default, Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and may exclude the Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Mortgagee, at the expense of the Mortgaged Property, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Mortgaged Property, Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and in every such case Mortgagee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise as it shall deem best; and Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof, all of which shall for all purposes constitute property of the Mortgagor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property, or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Mortgagee shall apply the moneys arising as aforesaid, first, to the payment of the principal of the Note and the interest thereon, when and as the same shall become payable and second, to the payment of any other Indebtedness and sums required to be paid by the Mortgagor under this Mortgage;

(III)                         Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

(1)                                 [Reserved]

(2)                                 institute proceedings for the complete or partial foreclosure of this Mortgage; or

(3)                                 take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note or in the Loan Agreement or in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

(IV)                          Mortgagee also shall have such other rights and/or remedies provided to a mortgagee and/or secured party by the Uniform Commercial Code, as that model statute is enacted and in effect in the jurisdiction wherein the Premises are situated.

2.2                               (a)                                 Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(b)                                 Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article II, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold and shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation.  Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, including, without limitation, any affidavit, instrument, document or filing required pursuant to any applicable statute, rule or regulation and may substitute one or more persons with like power, the Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof.  Nevertheless the Mortgagor, if so requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the reasonable judgment of Mortgagee, for that purpose, and as may be designated in such request.  Any such sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings of sale, herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under the Mortgagor.  In addition, Mortgagor expressly agrees that any powers of attorney executed by Mortgagor subsequent to the date hereof shall expressly state that the power of attorney provided for in this Mortgage shall continue to be in full force and effect until terminated in accordance with the terms of this Mortgage.

(c)                                  In the event of any sale made under or by virtue of this Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest on, the Note, if not previously due and payable, and all other sums required to be paid by the Mortgagor pursuant to this Mortgage, immediately thereupon shall, anything in the Note or in this Mortgage to the contrary notwithstanding, become due and payable.

(d)                                 The purchase money, proceeds or avails of any sale made under or by virtue of this Article II, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article II or otherwise, shall be applied as follows:

First:  To the payment of the costs and expenses of such sale, including, but not limited to, the reasonable compensation to Mortgagee, the agents and counsel of each, and any sums that may be due under and/or pursuant to any statute, rule, regulation and/or law which imposes any tax, charge, fee and/or levy in connection with and/or arising from the exercise of any right and/or remedy under this Mortgage or the requirement that any sum be paid in order to record and/or file any deed, instrument of transfer or other such document in connection with any such sale, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Involuntary Rate on all advances made by Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

Second:  To the payment of the whole amount then due, owing or unpaid upon the Note for principal and interest, with interest on the unpaid principal at the Involuntary Rate from and after the happening of any Event of Default described in Section 2.1 from the due date of any such payment of principal until the same is paid.

Third:  To the payment of any other Indebtedness and any other sums required to be paid by the Mortgagor pursuant to any provision of this Mortgage, the Note or the Loan Agreement.

Fourth:  To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

(e)                                  Upon any sale made under or by virtue of this Article II whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property, or any part thereof, and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of the Mortgagor secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

2.3                               (a)                                 In case an Event of Default described in Section 2.1 shall have happened and be continuing, then, upon written demand of Mortgagee, the Mortgagor will pay to Mortgagee the whole amount which then shall have become due and payable on the Note, for principal or interest or both, as the case may be, and after the happening of said Event of Default will also pay to Mortgagee interest at the Involuntary Rate on the then unpaid principal of the Note, and the sums required to be paid by the Mortgagor pursuant to any provision of this Mortgage, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Mortgagee, its agents, and counsel and any reasonable expenses incurred by Mortgagee hereunder.  In the event the Mortgagor shall fail forthwith to pay such amounts upon such demand, Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Mortgagor and collect, out of the property of the Mortgagor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, money adjudged or decreed to be payable.

(b)                                 Mortgagee shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage; and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, or any part thereof, and of the application of the proceeds of sale, as in this Mortgage provided, to the payment of the debt hereby secured, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon the Note, and to enforce payment of all other charges, payments, costs and amounts due under this Mortgage, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Involuntary Rate.  In case of the commencement of any case against the Mortgagor under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect or any proceedings for its reorganization or involving the liquidation of its assets, then Mortgagee shall be entitled to prove the whole amount of principal and interest due upon the Note to the full amount thereof, and all other payments, charges, costs and amounts due under this Mortgage, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall Mortgagee receive a greater amount than such principal and interest and such other payments, charges and costs from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.

(c)                                  No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of the Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property, or any part thereof, of any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

(d)                                 Any moneys thus collected by Mortgagee under this Section 2.3 shall be applied by Mortgagee in accordance with the provisions of subsection (d) of Section 2.2.

2.4                               After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the principal of, or interest on, the Note and/or all other Indebtedness and/or other sums required to be paid by the Mortgagor pursuant to any provision of this Mortgage, or of any other nature in aid of the enforcement of the Note or of this Mortgage, the Mortgagor will (a) waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of all the earnings, revenues, rents, issues, profits and income thereof. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Indebtedness, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers.

2.5                               Notwithstanding the appointment of any receiver, liquidator or trustee of the Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, the Mortgagor shall be entitled to retain possession and control of all Property now or hereafter held under this Mortgage.

2.6                               No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under the Loan Agreement or now or hereafter existing at law or in equity or by statute.  No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee.  Nothing in this Mortgage or in the Note shall affect the obligation of the Mortgagor to pay the principal of, and interest on, the Note in the manner and at the time and place therein respectively expressed.

2.7                               The Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property, or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold, or any part thereof, and the Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure hereof.

2.8                               During the continuance of any Event of Default and pending the exercise by Mortgagee of its right to exclude the Mortgagor from all or any part of the Mortgaged Property, Mortgagor agrees to pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property, or any part thereof, which are in its possession for such period, and upon default of any such payment, will vacate and surrender possession of the Mortgaged Property to Mortgagee or to a receiver, if any, and if in default thereof may be evicted by any summary action or proceeding for the recovery of possession of premises for non-payment of rent, however designated.

ARTICLE III

MISCELLANEOUS

3.1                               In the event any one or more of the provisions contained in this Mortgage or in the Note or in the Loan Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

3.2                               All notices and/or consents, hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when delivered in person or one (1) day after being sent by a nationally recognized overnight delivery service (e.g. FedEx) or three (3) days after being sent by registered or certified mail, return receipt requested, to Mortgagor at its address above stated, with a copy to McManimon, Scotland & Baumann, L.L.C.,  Attention: Glenn F. Scotland, Esq.; in the case of Mortgagee, at its respective address above stated, with copy to Mortgagee at 200 West Street, New York, New York 10282, Attention: Maraget Anadu (and with a copy to the attention of Andrea Gift and with a copy to gs-uig-docs@gs.com), or at such other address of which it shall have notified the party giving such notice in writing as aforesaid.

3.3                               Whenever in this Mortgage the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice.

3.4                               All of the grants, terms, conditions, provisions and covenants of this Mortgage shall run with the land, shall be binding upon the Mortgagor and shall inure to the benefit of Mortgagee, subsequent holders of this Mortgage and their respective successors and assigns.  For the purpose of this Mortgage, the term “Mortgagor” shall include and refer to the Mortgagor named herein, any subsequent owner of the Mortgaged Property, or any part thereof, and their respective heirs, executors, legal representatives, successors and assigns. If there is more than one Mortgagor, all their undertakings hereunder shall be deemed joint and several.

3.5                               The enforcement of this Mortgage shall be governed, construed and interpreted by the laws of the State where the Premises are located.  Nothing in this Mortgage, the Note or in any other agreement between the Mortgagor and Mortgagee shall require the Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to pay any penalty or forfeiture under applicable law.  In the event that the payment of any charges, fees or other sums due hereunder or under the Note or any such other agreement which are or could be held to be in the nature of interest and which would subject Mortgagee to any penalty or forfeiture under applicable law, then ipso facto the obligations of the Mortgagor to make such payment shall be reduced to the highest rate authorized under applicable law.  Should Mortgagee receive any payment which is or would be in excess of the highest rate authorized under law, such payment shall have been, and shall be deemed to have been, made in error and shall automatically be applied to reduce the outstanding balance of the Indebtedness.

3.6                               The truth, accuracy, adequacy and completeness of the representations, warranties and covenants contained in this Mortgage and the Note shall survive, and not merge with, the execution and delivery of this Mortgage and the Note.

3.7                               Whenever the consent or approval of Mortgagee is required, the decision whether to consent or approve shall be in the sole and absolute but reasonable discretion of Mortgagee.

3.8                               This Mortgage, the Note and all other documents executed and delivered in connection herewith or therewith shall be given a fair and reasonable construction in accordance with the intention of the parties as expressed herein and therein and without regard for any rule of law requiring construction against the party who prepares such instruments.

3.9                               The Mortgagor expressly agrees, intending that Mortgagee rely thereon, that this Mortgage also shall constitute a “security agreement,” as such term is defined in the Uniform Commercial Code in the jurisdiction wherein the Premises are situated (the “Code”) the Mortgaged Property includes, and shall be deemed to include, inter alia, the Chattels and the Intangibles, regardless of whether they are held or hereafter acquired, of the Mortgagor in, to and under the Mortgaged Property.  By executing and delivering this Mortgage, the Mortgagor has granted, in the same manner and with the same effect described in the Granting Clause hereof, to Mortgagee, as additional security, a security interest in the Chattels and the Intangibles which are subject to the Code.  If any Event of Default shall occur, Mortgagee shall have, in addition to any and all other rights and remedies set forth in this Mortgage, and may exercise without demand, any and all rights and remedies granted to a secured party under the Code, including, but not limited to, the right to take possession of the Chattels and the Intangibles, or any part thereof, and the right to advertise and sell the Chattels and the Intangibles, or any part thereof, pursuant to and in accordance with the power of sale provided for in this Mortgage.  The Mortgagor agrees that any notice of sale or other action intended by Mortgagee with respect to the Chattels and the Intangibles, or any part thereof, shall constitute reasonable notice if it is sent to the Mortgagor not less than ten (10) days prior to any such sale or intended action.  The proceeds of any such sale of the Chattels and the Intangibles, or any part thereof, shall be applied in the manner set forth in clauses First through Fourth of Section 2.2(d) of this Mortgage.

3.10                        [RESERVED.]

3.11                        This Mortgage and all of the terms, covenants, provisions, conditions and grants contained in this Mortgage cannot be altered, amended, waived, modified or discharged orally and no executory agreement shall be effective to modify, waive or discharge, in whole or in part, anything contained in this Mortgage unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment, waiver or discharge is sought.

3.12                        The Mortgagor acknowledges that it has received a true copy of this Mortgage.

3.13                        This Mortgage may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

3.14                        The information set forth on the cover hereof is hereby incorporated herein.

3.15                        The Mortgagor represents and warrants that it has no offsets, defenses or counterclaims to the payment of the Mortgage Amount.

3.16                        The Mortgage and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of New Jersey (without giving effect to New Jersey’s principles of conflicts of law).  Mortgagor and Mortgagee hereby irrevocably submit to the non-exclusive jurisdiction of any New Jersey State or Federal court sitting in the City of Newark (or any county where the property is located) over any suit, action or proceeding arising out of or relating to this Mortgage, and Mortgagor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New Jersey State or Federal court sitting in the City of Newark (or such other county in New Jersey State) may be made by certified or registered mail, return receipt requested, directed to Mortgagor at the address indicated on the cover page hereof, with a copy to the Mortgagor’s Counsel, and service so made shall be complete five (5) days after the same shall be complete five (5) days after the same shall have been so mailed.

3.17                        Mortgagee hereby notifies the Mortgagor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (Signed into law October 26, 2001) (the “Act”), Mortgagee is required to obtain, verify and record information that identifies the Mortgagor, which information includes the name and address of the Mortgagor and other information that will allow Mortgagee to identify the Mortgagor in accordance with the Act.

3.18                        The Mortgagor hereby knowingly, voluntarily and intentionally waives any right it may have to consequential or punitive damages arising out of, under or in connection with the Loan Documents or the transactions contemplated therein.  Further, the Mortgagor hereby certifies that no representative of Mortgagee, or counsel to Mortgagee, has represented, expressly or otherwise, that Mortgagee would not, in the event of such litigation, seek to enforce this wavier of consequential and punitive damages. The Mortgagor acknowledges that Mortgagee has been induced to accept this Mortgage by, inter alia, the provisions of this Section.

3.19                        The lien of this Mortgage is co-equal in lien priority to that certain Mortgage, Assignment of Leases and Rents and Security Agreement (the “Co-Equal Mortgage”), dated the date hereof made by Mortgagor for the benefit of NCIF New Markets Capital Fund IX CDE, LLC, Carver CDC — Subsidiary 21, LLC, BACDE NMTC Fund 4, LLC and GSNMF Sub-CDE 2-LLC, in the principal amount of $15,699,999, (collectively, the “QLICI Lenders”).  The lien of this Mortgage is superior in lien priority to that certain (i) Mortgage and Security Agreement, dated the date hereof, made by Mortgagor for the benefit of the Casino Reinvestment Development Authority (“CRDA”), in the principal amount of $5,250,000 and that certain Assignment of Leases and Rents made by Mortgagor for the benefit of CRDA, (ii) that certain Mortgage, Assignment of Leases and Rents and Security Agreement made by Mortgagor for the benefit of the QLICI Lenders, in the principal amount of $9,968,000, and (iii) that certain Mortgage, Assignment of Leases and Rents and Security Agreement made by Mortgagor for the benefit of the QLICI Lenders, in the principal amount of $14,107,001 (collectively, the “Subordinate Mortgages,” and together with the Co-Equal Mortgage, the “Other Mortgages”).

Further, the liens and security interests granted hereunder and under the Other Mortgages, and the exercise of any rights or remedies by the Mortgagee hereunder or by the lenders under the Other Mortgages, are subject to the limitations and provisions of the Subordination and Intercreditor Agreement dated as of the date hereof (the “Intercreditor Agreement”), among Mortgagor, Mortgagee, CRDA, NCIF New Markets Capital Fund IX CDE, LLC, Carver CDC — Subsidiary 21, LLC, BACDE NMTC Fund 4, LLC, GSNMF Sub-CDE 2 LLC and GSB NMTC Investor LLC.  To the extent of any conflict between the terms of this Mortgage and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern and control.

3.20                        THE MORTGAGOR AND MORTGAGEE WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS MORTGAGE AND/OR ANY OTHER LOAN DOCUMENTS.

3.21                        THE MORTGAGOR ACKNOWLEDGES THAT THE MORTGAGOR HAS RECEIVED, WITHOUT CHARGE, A TRUE AND CORRECT COPY OF THIS MORTGAGE.

[Signature Page Follows]

IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor as of the date first above written.

TEACHERS VILLAGE PROJECT A QALICB URBAN RENEWAL ENTITY, LLC,
a New Jersey limited liability company

By:
Name: Ron Beit-Halachmy
Title: Authorized Signatory

STATE OF NEW YORK	)
ss	.:
COUNTY OF NEW YORK	)

On the        day of September in the year 2012 before me, the undersigned, a notary public in and for said state, personally appeared Ron Beit-Halachmy, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Signature Page

Direct Loan Mortgage

EXHIBIT A

DESCRIPTION OF PREMISES

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